UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2012

TechTarget, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-33472	04-3483216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton MA 02466

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 431-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 15, 2012, TechTarget, Inc. (“TechTarget”) issued a press release announcing its results for the fourth fiscal quarter and year ended December 31, 2011. TechTarget is also posting a copy of the Letter to Shareholders with respect to the completed quarter and fiscal year on the Investor Information section of its website at www.techtarget.com. The full text of the press release issued in connection with the announcement and the Letter to Shareholders are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The information contained in Item 2.02 of this Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in such filing, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers

On February 14, 2012, Jeff Wakely, the Chief Financial Officer of the Company tendered his resignation. Mr. Wakely will stay on during a transition period and will leave following the anticipated filing of our Annual Report on Form 10-K on March 15, 2012. We will begin a CFO search immediately. Janice Kelliher, our Vice President of Finance, will then serve as interim CFO.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibits relating to Item 2.02 shall be deemed to be furnished, and not filed:

  99.1 A copy of the press release issued by TechTarget, Inc. on February 15, 2012 is furnished herewith.

  99.2 A copy of the Letter to Shareholders posted by TechTarget, Inc. to its website on February 15, 2012 is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2012	TECHTARGET, INC.

	By:	/s/ Greg Strakosch
Greg Strakosch
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 15, 2012

99.2	Letter to Shareholders dated February 15, 2012

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